UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2024
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CACI International Inc
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12021 Sunset Hills Road Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 841-7800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CACI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2024, CACI International Inc and certain of its subsidiaries ( the “Company”) entered into a Credit Agreement with the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Term Loan B Facility”).

The Term Loan B Facility provides for a term loan of $750 million with a maturity date of October 30, 2031. The proceeds of the Term Loan B Facility were used to partially finance the acquisition of Azure Summit Technology, LLC. The obligations under the Term Loan B Facility are secured by substantially all of the assets of the Company and its material domestic subsidiaries and guaranteed by the material domestic subsidiaries of the Company, in each case, subject to customary exceptions. At any time and subject to certain customary conditions set forth in the definitive documentation in respect of the Term Loan B Facility, the Company has the right, on one or more occasions, to increase the aggregate principal amount of the Term Loan B Facility, incur additional term loan facilities, or incur other incremental equivalent indebtedness. The interest rate applicable to the loans under the Term Loan B Facility is a floating rate equal to either a base rate or a rate that is based on Term SOFR plus, in each case, an applicable margin.

The Term Loan B Facility requires the Company to comply with certain customary negative covenants that restrict or limit our ability to guarantee or incur additional indebtedness, grant liens or other security interests to third parties, make loans or other investments, transfer or dispose of assets, declare dividends, redeem or repurchase capital stock or make other distributions in respect of capital stock, prepay certain subordinated indebtedness and engage in mergers, acquisitions or other business combinations, in each case, except as expressly permitted under the Term Loan B Facility.

Capitalized terms not otherwise defined herein have the meanings set forth in the Term Loan B Facility.

The foregoing description of the Term Loan B Facility does not purport to be complete and is qualified in its entirety by the complete text of the Term Loan B Facility which is filed as Exhibit 10.1 hereto and incorporated herein by reference

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.
On October 30, 2024, CACI TechWorx, Inc., a subsidiary of the Company, completed the previously announced acquisition of Azure Summit Technology, LLC for an aggregate purchase price of $1.275 billion in cash, subject to a customary post-closing purchase price adjustment for working capital and certain other items.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description
10.1	Credit Agreement, dated October 30, 2024, by and among CACI International Inc, JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Date: November 5, 2024	By:	s/ J. William Koegel, Jr.

J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary